EXHIBIT 99.1

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E
1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 2016

HONOLULU, HAWAII, August 10, 2016 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net income of $775,000 ($0.09 per share) and a net loss of $2,242,000 ($0.27 per share) for the three and nine months ended June 30, 2016, respectively, as compared to net income of $971,000 ($0.12 per share) and a net loss of $1,513,000 ($0.18 per share) for the three and nine months ended June 30, 2015, respectively.
Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "This quarter's net income was largely due to increased land investment profits, due to an increase in revenues from lots sold this quarter as compared to the prior year quarter and a corresponding increase in equity in earnings from affiliates, which increased $1,212,000, due to the sale of one lot for $20,000,000 by the Kukio Resort land development partnerships in which the Company indirectly owns a 19.6% non-controlling ownership interest.  As a result of the success of the Kukio Resort land development partnerships, the Company received $5,320,000 in distributions in the quarter ended June 30, 2016.

"During the quarter ended June 30, 2016 the Company had a $1,154,000 impairment of our oil and natural gas properties due to low oil and natural gas prices and our 80%-owned Kaupulehu 2007, LLLP venture closed on the sale of the remaining home it built for a $190,000 gain, due to the venture having previously written down the carrying value of the house.  Due to this sale the venture repaid in full all of its outstanding debt and now owns only one vacant residential lot which is held for sale.  With Kaupulehu 2007, LLLP's repayment of all of its debt this past quarter, the Company now has no bank debt and at June 30, 2016 Barnwell's cash and cash equivalents and working capital stood at $17,433,000 and $17,107,000, respectively, as the Company pursues new opportunities.

"The loss for the nine months ended June 30, 2016 increased as compared to the nine months ended June 30, 2015 despite a $1,465,000, 23%, reduction in general and administrative expenses, due to the aforementioned $1,154,000 impairment of our oil and natural gas properties, and decreased oil and gas operating results as oil and natural gas prices decreased 36% and 48%, respectively, from the nine months ended June 30, 2015."

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Barnwell Industries, Inc.
Page Two

The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$8,216,000	$4,931,000	$11,591,000	$14,455,000

Net income (loss)	$775,000	$971,000	$(2,242,000)	$(1,513,000)

Net income (loss) per share - basic and diluted
	$0.09	$0.12	$(0.27)	$(0.18)

Weighted-average shares and
equivalent shares outstanding
- basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160